      As filed with the Securities and Exchange Commission on July 20, 1999
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                              SOLECTRON CORPORATION
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                     94-2447045
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                               777 GIBRALTAR DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 957-8500
               (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                                  SUSAN S. WANG
                     SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                              OFFICER AND SECRETARY
                              SOLECTRON CORPORATION
                               777 GIBRALTAR DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 957-8500
           (Name, address, including zip code, and telephone number,
                   ncluding area code, of agent for service)

                                 --------------

                                   Copies to:
                             STEVEN E. BOCHNER, ESQ.
                               JOHN A. FORE, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI,
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (415) 493-9300

                                 --------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-69443

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 --------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                                          PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF                       PROPOSED MAXIMUM        OFFERING PRICE         AMOUNT OF
   SECURITIES TO BE REGISTERED                   OFFERING PRICE(1)(2)         PER UNIT        REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value............               --                      --                  --
Preferred Stock, $0.001 par value.........               --                      --                  --
Debt Securities.....................                     --                      --                  --
Total...............................               $1,200,000,000              100%(3)            $55,600(4)
==============================================================================================================

(1) Or (i) if any debt securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to the amount to be registered or (ii) if any debt securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent thereto in United States dollars at the time of initial offering.

(2) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Exclusive of accrued interest, if any, on the debt securities.

(3) The proposed maximum offering price per unit will be determined by us in connection with the issuance of the Securities.

(4) This registration statement relates to the offering of Securities with a proposed maximum offering price of $1,200,000,000. Of these Securities, Securities with a proposed maximum offering price of $200,000,000 are offered hereby, and Securities with a proposed maximum offering price of $1,000,000,000 were previously registered on registration statement no. 333-69443, declared effective on June 11, 1999 by the Commission. Total filing fees of $278,000 have previously been paid in respect of the Securities registered pursuant to the referenced registration statement.

              INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT
                   ON FORM S-3, REGISTRATION NUMBER 333-69443

     We hereby incorporate by reference into this registration statement on Form S-3 in its entirety the registration statement on Form S-3, registration number 333-69443, declared effective on June 11, 1999 by the Securities and Exchange Commission, including each of the documents we filed with the Commission and incorporated or were deemed to be incorporated by reference therein and all exhibits thereto.

EXHIBITS

The following documents are filed as exhibits to this registration statement:

 5.1 - Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1 - Consent of KPMG LLP, independent auditors
23.2 - Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

                                SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on July 20, 1999.



                                       Solectron Corporation



                                       By: /s/ Koichi Nishimura, Ph.D.
                                          ----------------------------------
                                          Koichi Nishimura, Ph.D.
                                          President, Chief Executive Officer
                                          and Chairman of the Board

     Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

          NAME                                  TITLE                        DATE
-------------------------------   -----------------------------------   -------------
/s/ Koichi Nishimura, Ph.D.       President, Chief Executive Officer    July 20, 1999
-------------------------------   and Chairman of the Board
Koichi Nishimura, Ph.D.

/s/ Susan S. Wang                 Chief Financial Officer (Principal    July 20, 1999
-------------------------------   Financial and Accounting Officer),
Susan S. Wang                     Senior Vice President and Secretary

           *                      Director                              July 20, 1999
-------------------------------
Winston H. Chen

           *                      Director                              July 20, 1999
-------------------------------
Richard A. D'Amore

           *                      Director                              July 20, 1999
-------------------------------
Charles A. Dickinson

           *                      Director                              July 20, 1999
-------------------------------
Heinz Fridrich

           *                      Director                              July 20, 1999
-------------------------------
Philip V. Gerdine, Ph.D.

           *                      Director                              July 20, 1999
-------------------------------
William A. Hasler

           *                      Director                              July 20, 1999
-------------------------------
Kenneth E. Haughton, Ph.D.

          NAME                                  TITLE                        DATE
-------------------------------   -----------------------------------   -------------
           *                      Director                              July 20, 1999
-------------------------------
Paul R. Low, Ph.D.

           *                      Director                              July 20, 1999
-------------------------------
Osamu Yamada


* By: /s/ Susan S. Wang
-------------------------------
Susan S. Wang, Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                 EXHIBIT TITLE
-------                                -------------
  5.1               Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation.

  23.1              Consent of KPMG LLP, independent auditors.

  23.2              Consent of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation (included in Exhibit 5.1).